Exhibit 99.1

Hanryu Holdings, Inc. Announces Closing of $8.8 Million Initial Public Offering

SEOUL, SOUTH KOREA / ACCESSWIRE / August 3, 2023 / Hanryu Holdings, Inc. (“Hanryu” or the “Company”) (NASDAQ:HRYU), a media-tech company and creator of FANTOO, an all-in-one social media experience connecting k-culture fans globally, today announced the closing of its initial public offering of 877,328 shares of common stock at a public offering price of $10.00 per share. The gross proceeds of the offering, before deducting underwriting discounts and commissions and other offering expenses, were approximately $8.8 million.

In addition, Hanryu has granted Aegis Capital Corp. (“Aegis”) a 45-day option to purchase up to 131,599 additional shares of common stock at the public offering price, less underwriting discounts and commissions, solely to cover over-allotments, if any. If Aegis exercises the option in full, the aggregate proceeds of the offering and over-allotment are expected to be approximately $10.1 million, before deducting underwriting discounts and commissions and offering expenses.

The net proceeds from the initial public offering are expected to be used for working capital and general corporate purposes, including engineering and technology, sales and marketing, and capital expenditures.

The common stock began trading on the Nasdaq Capital Market on August 1, 2023 under the symbol “HRYU”.

Aegis Capital Corp. acted as the sole book-running manager for the Offering.

The offering was made only by means of a prospectus. Copies of the final prospectus related to the offering may be obtained from Aegis Capital Corporation, 1345 Avenue of the Americas, 27th Floor, New York, NY 10105, by e-mail at syndicate@aegiscap.com by telephone at (212) 813-1010.

A registration statement on Form S-1 (No. 333-269419) relating to these securities was declared effective on July 31, 2023 by the U.S. Securities and Exchange Commission (the “SEC”). Copies of the registration statement, as amended, can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Hanryu Holdings, Inc.

Hanryu Holdings, Inc., is the creator of the engaging and innovative social media platform, “FANTOO”. FANTOO connects users around the world that share similar interests by providing distinctive service offerings, technologies, applications, and websites. Through FANTOO, we provide a global multi-media platform for our users to interact with other like-minded users, to share their appreciation of various types of entertainment and cultures, create their own content, enjoy other users’ content, engage in commerce, and experience a “fandom” community we believe is unlike any other. For more information please visit www.hanryuholdings.com.

Forward Looking Statements:

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words, and include the expected gross proceeds from the initial public offering, the use of proceeds from the offering, the expected date for the Company’s ordinary shares to begin trading on the Nasdaq Capital Market and the expected closing date of the offering. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a more detailed description of the risks and uncertainties affecting the Company, reference is made to the Company’s reports filed from time to time with the Securities and Exchange Commission (“SEC”), including, but not limited to, the risks detailed in the Company’s preliminary prospectus (Registration No. 333-269419), filed with the SEC on July 31, 2023. Forward-looking statements contained in this announcement are made as of the date hereof and the Company undertakes no duty to update such information except as required under applicable law.

Company Contact:

Hanryu Holdings, Inc.
SunYoung Jang
jsy@fns.ai
contact@hanryuholdings.com

Investor Contact:

KCSA Strategic Communications
Valter Pinto, Managing Director
PH: (212) 896-1254
Hanryu@KCSA.com

SOURCE: Hanryu Holdings Inc